UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2006

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2006, Alta Alliance Bank, a subsidiary of Western Alliance Bancorporation, entered into an employment agreement with Arnold Grisham. Pursuant to the agreement, Mr. Grisham will serve as the President and Chief Executive Officer of Alta Alliance Bank and will be paid an annual base salary as follows: $200,000 in the first year of employment, $210,000 in the second year, and $220,000 in the third. The foregoing description is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On November 6, 2006, Bank of Nevada, a subsidiary of Western Alliance Bancorporation, entered into an agreement with Larry Woodrum. The agreement memorializes certain terms in connection with Mr. Woodrum’s resignation as the President and Chief Executive Officer of Bank of Nevada. Pursuant to the agreement, Mr. Woodrum agreed to remain on the Bank’s Board of Directors and serve as its Vice Chairman in exchange for an annual salary of $120,000. The foregoing description is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On March 30, 2007, Western Alliance Bancorporation (the "Company") completed its acquisition of First Independent Capital of Nevada ("First Independent") and its wholly owned subsidiary, First Independent Bank of Nevada, pursuant to an Agreement and Plan of Merger, dated December 19, 2006, between the Company and First Independent (the "Agreement"). The Agreement provided for the merger of First Independent with and into the Company, with the Company being the surviving corporation.

A copy of the related press release, dated March 30, 2007, announcing the completion of the acquisition is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

April 2, 2007	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement with Arnold Grisham dated October 20, 2006
10.2	Agreement with Larry Woodrum dated November 6, 2006
99.1	Press Release dated March 30, 2007